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                                                                      EXHIBIT 11

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

     Presented below is the calculation of the Registrant's primary and fully diluted earnings per share required by Item 601(b)(11) of Regulation S-K is presented below (dollars in thousands, except per share data):

                                                                       YEAR ENDED DECEMBER 31,
                                                                    -----------------------------
                                                                     1995       1994       1993
                                                                    -------    -------    -------
PRIMARY
  Net income.....................................................   $13,294    $12,417    $11,025
                                                                    =======    =======    =======
  Average common shares outstanding..............................     7,937      7,901      7,834
  Common stock equivalents -- net effect of the assumed exercise of stock options -- based on the treasury stock method using
     average market price........................................       372        384        390
                                                                    -------    -------    -------
     Average primary shares outstanding..........................     8,309      8,285      8,224
                                                                    =======    =======    =======
     Primary earnings per share..................................     $1.60      $1.50      $1.34
                                                                    =======    =======    =======
FULLY DILUTED
  Net income.....................................................   $13,294    $12,417    $11,025
                                                                    =======    =======    =======
  Average common shares outstanding..............................     7,937      7,901      7,834
  Common stock equivalents -- net effect of the assumed exercise of stock options -- based on the treasury stock method using average market price or year-end market price, whichever was
     higher......................................................       393        387        418
                                                                    -------    -------    -------
     Average fully diluted shares outstanding....................     8,330      8,288      8,252
                                                                    =======    =======    =======
     Fully diluted earnings per share............................     $1.60      $1.50      $1.34
                                                                    =======    =======    =======